Exhibit 99.1

KE HOLDINGS INC.

CODE OF BUSINESS CONDUCT AND ETHICS

贝壳控股有限公司

商业行为与道德规范

I.                                        PURPOSE

宗旨

This Code of Business Conduct and Ethics (the “Code”) contains general guidelines for conducting the business of KE Holdings Inc., a Cayman Islands company, and its subsidiaries and affiliates (collectively, the “Company”) consistent with the highest standards of business ethics, and is intended to qualify as a “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder. To the extent this Code requires a higher standard than required by commercial practice or applicable laws, rules or regulations, the Company adheres to these higher standards.

本商业行为和道德规范（”规范”）包含对贝壳控股有限公司，一家开曼群岛公司，及其子公司和关联方（合称”公司”）按照最高商业道德标准开展业务的一般准则，并旨在符合2002版《萨班斯-奥克斯利法案》第406条及据其颁布的规则对”道德规范”的含义。如果本规范要求的标准高于商业惯例或适用法律、法规或条例要求的标准，公司将遵守这些更高的标准。

This Code is designed to deter wrongdoing and to promote:

本规范旨在制止不法行为，并促进：

•                  honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

诚实和道德行为，包括道德地处理私人和职业关系之间实际或明显的利益冲突；

•                  full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the U.S. Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company;

在公司向美国证券交易委员会（”美国证监会”）备案或提交的报告和文件中以及公司的其他公开通信中进行全面、公平、准确、及时和易于理解的披露；

•                  compliance with applicable laws, rules and regulations;

遵守适用的法律、法规和条例；

•                  prompt internal reporting of violations of the Code; and

及时内部报告违反本规范的行为；以及

•                  accountability for adherence to the Code.

对遵守本规范的问责。

II.                                   APPLICABILITY

适用范围

This Code applies to all directors, officers and employees of the Company, whether they work for the Company on a full-time, part-time, consultative or temporary basis (each, an “employee” and collectively, the “employees”). Certain provisions of the Code apply specifically to our chief executive officer, chief financial officer, other chief officers, senior finance officer, controller, senior vice presidents, vice presidents and any other persons who perform similar functions for the Company (each, a “senior officer,” and collectively, the “senior officers”).

本规范适用于公司的所有董事、管理人员和员工，无论他们是全职、兼职、咨询性质或临时性地为公司工作（”员工”）。本规范的某些规定特别适用于我们的首席执行官、首席财务官、其他首席官员、高级财务官、财务总监、高级副总裁、副总裁和为公司履行类似职能的任何其他人员（”高级管理人员”）。

The Board of Directors of the Company (the “Board”) has appointed the Company’s Head of Compliance as the Compliance Officer for the Company (the “Compliance Officer”). If you have any questions regarding the Code or would like to report any violation of the Code, please email the Compliance Officer at compliance@ke.com.

本公司董事会（”董事会”）已任命本公司的合规负责人为本公司的合规官（”合规官”）。如果您对本规范有任何疑问或想举报任何违反本规范的行为，请发送电子邮件至compliance@ke.com。

This Code has been adopted by the Board and shall become effective (the “Effective Time”) upon the effectiveness of the Company’s registration statement on Form F-1 filed by the Company with the SEC relating to the Company’s initial public offering.

本规范已经董事会通过，并在公司向美国证监会提交的与公司首次公开发行有关的F-1表格公司注册声明生效后生效（”生效时间”）。

III.                              CONFLICTS OF INTEREST

利益冲突

Identifying Conflicts of Interest

确定利益冲突

A conflict of interest occurs when an employee’s private interest interferes, or appears to interfere, in any way with the interests of the Company as a whole. An employee should actively avoid any private interest that may impact such employee’s ability to act in the interests of the Company or that may make it difficult to perform the employee’s work objectively and effectively. In general, the following are considered conflicts of interest:

当员工的私人利益以任何方式干涉或可能干涉公司整体利益时，就会发生利益冲突。员工应积极避免任何可能影响其为公司利益行事的能力或可能使其难以客观有效地开展工作的私人利益。一般而言，下列情况被视为利益冲突：

•                  Competing Business. No employee may be employed by a business that competes with the Company or deprives it of any business.

竞争业务。任何员工不得受雇于与公司竞争或使公司失去任何业务的企业。

•                  Corporate Opportunity. No employee may use corporate property, information or his/her position with the Company to secure a business opportunity that would otherwise be available to the Company. If an employee discovers a business opportunity that is in the Company’s line of business through the use of the Company’s property, information or position, the employee must first present the business opportunity to the Company before pursuing the opportunity in his/her individual capacity.

企业机会。任何员工不得利用公司财产、信息或其在公司的职位来获得公司本可以获得的商业机会。如果员工通过利用公司的财产、信息或职位发现公司业务范围内的商机，在其以个人身份寻求商机前必须首先向公司展示商机。

•                  Financial Interests.

财务利益。

(i)                                No employee may have any financial interest (ownership or otherwise), either directly or indirectly through a spouse or other family member, in any other business or entity if such interest adversely affects the employee’s performance of duties or responsibilities to the Company, or requires the employee to devote time to it during such employee’s working hours at the Company;

任何员工不得直接或间接通过配偶或其他家庭成员在任何业务或实体中持有任何对员工履行公司职责或责任产生不利影响、或要求员工在公司工作时间内投入时间的财务利益（所有权或其他）；

(ii)                             No employee may hold any ownership interest in a privately held company that is in competition with the Company;

任何员工不得持有与公司竞争的私有公司的任何所有权权益；

(iii)                          An employee may only hold up to 5% ownership interest in a publicly traded company that is in competition with the Company; provided that if the employee’s ownership interest in such publicly traded company increases to more than 5%, the employee must immediately report such ownership to the Compliance Officer;

员工在与公司有竞争关系的上市公司中最多只能持有5%的所有权权益；但如果员工在该上市公司中的所有权权益增加到5%以上，员工必须立即向合规官报告该所有权；

(iv)                         No employee may hold any ownership interest in a company that has a business relationship with the Company if such employee’s duties at the Company include managing or supervising the Company’s business relations with that company; and

如员工在公司的职责包括管理或监督公司与另一公司的业务关系，则该员工不得持有该与公司有业务关系的另一公司的任何所有权权益；及

(v)                            Notwithstanding the other provisions of this Code,

即使本规范另有规定，

(a) a director or any family member of such director (collectively, “Director Affiliates”) or a senior officer or any family member of such senior officer (collectively, “Officer Affiliates”) may continue to hold his/her investment or other financial interest in a business or entity (an “Interested Business”) that:

董事或该董事的任何家庭成员（合称”董事关联方”）或高级管理人员或该高级管理人员的任何家庭成员（合称”高管关联方”）可继续持有其在某业务或实体（”相关业务”）中的投资或其他财务利益，如果该等相关业务是：

(1) was made or obtained either (x) before the Company invested in or otherwise became interested in such business or entity; or (y) before the director or senior officer joined the Company (for the avoidance of doubt, regardless of whether the Company had or had not already invested in or otherwise become interested in such business or entity at the time the director or senior officer joined the Company); or

在以下情况发生之前就已经作出或取得的：（x）公司投资或以其他方式持有该业务或实体的利益；或（y）该董事或高级管理人员加入公司（为免生疑问，不论本公司在董事或高级管理人员加入本公司时是否已投资或以其他方式持有该业务或实体的利益）；或

(2) may in the future be made or obtained by the director or senior officer, provided that at the time such investment or other financial interest is made or obtained, the Company has not yet invested in or otherwise become interested in such business or entity;

董事或高级管理人员在未来作出或获得，但在作出或获得该投资或其他财务利益时，本公司尚未对该等业务或实体作出投资或以其他方式持有该等业务或实体的利益；

provided that such director or senior officer shall disclose such investment or other financial interest to the Board;

但该董事或高级管理人员须向董事会披露该项投资或其他财务利益；

(b) an interested director or senior officer shall refrain from participating in any discussion among senior officers of the Company relating to an Interested Business and shall not be involved in any proposed transaction between the Company and an Interested Business; and

持有利益的董事或高级管理人员不得参与本公司高级管理人员之间有关相关业务的任何讨论，也不得参与本公司与相关业务之间的任何拟议交易；以及

(c) before any Director Affiliate or Officer Affiliate (i) invests, or otherwise acquires any equity or other financial interest, in a business or entity that is in competition with the Company; or (ii) enters into any transaction with the Company, the related director or senior officer shall obtain prior approval from the Audit Committee of the Board.

在任何董事关联方或高管关联方（i）投资或以其他方式获得与本公司竞争的业务或实体的任何股权或其他财务利益；或（ii）与本公司进行任何交易之前，相关董事或高级管理人员应事先获得董事会审计委员会的批准。

•                  Loans or Other Financial Transactions. No employee may obtain loans or guarantees of personal obligations from, or enter into any other personal financial transaction with, any company that is a material customer, supplier or competitor of the Company. This guideline does not prohibit arms-length transactions with recognized banks or other financial institutions.

贷款或其他金融交易。任何员工不得从公司的重要客户、供应商或竞争对手处获取贷款或个人债务担保，或与该等公司进行任何其他个人金融交易。本规范不禁止与受认可银行或其他金融机构进行公平交易。

•                  Service on Boards and Committees. No employee shall serve on a board of directors or trustees or on a committee of any entity (whether profit or not-for-profit) whose interests could reasonably be expected to conflict with those of the Company. Employees must obtain prior approval from the Board before accepting any such board or committee position. The Company may revisit its approval of any such position at any time to determine whether an employee’s service in such position is still appropriate.

为董事会和委员会服务。任何员工不得在任何合理预期与本公司利益相冲突的实体（不论是否是盈利性的）的董事会、理事会或委员会任职。员工在接受任何此类董事会或委员会职位之前，必须事先获得董事会的批准。公司可随时重新审核对任何此类职位的批准，以确定员工在此类职位上的服务是否仍然合适。

The above is in no way a complete list of situations where conflicts of interest may arise. The following questions might serve as a useful guide in assessing a potential conflict of interest situation not specifically addressed above:

上述不是可能产生利益冲突的情况的完整清单。以下问题可作为评估上述未具体说明的潜在利益冲突情况的有用指引：

•                  Is the action to be taken legal?

行动是否合法？

•                  Is it honest and fair?

是否诚实和公平？

•                  Is it in the best interests of the Company?

是否符合公司最佳利益？

Disclosure of Conflicts of Interest

利益冲突的披露

The Company requires that employees fully disclose any situations that could reasonably be expected to give rise to a conflict of interest. If an employee suspects that he/she has a conflict of interest, or a situation that others could reasonably perceive as a conflict of interest, the employee must report it immediately to the Compliance Officer. Conflicts of interest may only be waived by the Board, or the appropriate committee of the Board, and will be promptly disclosed to the public to the extent required by law and applicable rules of the applicable stock exchange.

公司要求员工充分披露任何合理预期会引起利益冲突的情况。如果员工怀疑他/她存在利益冲突，或可能被其他人合理认定存在利益冲突的情况，员工必须立即向合规官报告。利益冲突只能由董事会或适当的董事会下属委员会豁免，并在法律和适用证券交易所的适用规则要求的范围内及时向公众披露。

Family Members and Work

家庭成员和工作

The actions of family members outside the workplace may also give rise to conflicts of interest because they may influence an employee’s objectivity in making decisions on behalf of the Company. If a member of an employee’s family is interested in doing business with the Company, the criteria as to whether to enter into or continue the business relationship and the terms and conditions of the relationship must be no less favorable to the Company compared with those that would apply to an unrelated party seeking to do business with the Company under similar circumstances.

家庭成员在工作场所以外的行为也可能引起利益冲突，因为它们可能影响员工代表公司作出决策的客观性。如果员工的家庭成员有兴趣与公司做生意，是否建立或继续业务关系的标准以及业务关系的条款和条件对公司而言应不劣于公司在类似情况下适用于寻求与公司做生意的无关方的标准以及条款和条件。

Employees should report any situation involving family members that could reasonably be expected to give rise to a conflict of interest to their supervisor or the Compliance Officer. For purposes of this Code, “family members” or “members of employee’s family” include an employee’s spouse, parents, children and siblings, whether by blood, marriage or adoption or anyone residing in such employee’s home.

员工应向其上级或合规官报告涉及家庭成员的任何合理预期可能引起利益冲突的情况。在本规范中，”家庭成员”或”员工家庭成员”包括员工的配偶、父母、子女和兄弟姐妹，不论是血缘、婚姻或收养关系，和任何居住在员工家中的人。

IV.                               GIFTS AND ENTERTAINMENT

礼品和娱乐活动

The giving and receiving of appropriate gifts may be considered common business practice. Appropriate business gifts and entertainment in compliance with applicable laws, regulations and policies are welcome courtesies designed to build relationships and understanding among business partners. However, gifts and entertainment should never compromise, or appear to compromise, an employee’s ability to make objective and fair business decisions.

适度给予和接受礼品可被视为常见的商业惯例。符合适用法律、法规和政策的适当商务礼品和款待是业务伙伴之间旨在建立关系和相互理解的受欢迎的礼节。然而，礼品和款待不应损害或可能损害员工做出客观和公正的商业决策的能力。

It is the responsibility of employees to use good judgment in this area. As a general rule, employees may give or receive gifts or entertainment to or from customers or suppliers only if the gift or entertainment is in compliance with applicable laws, regulations and policies, insignificant in amount and not given in consideration or expectation of any action by the recipient. All gifts and entertainment expenses made on behalf of the Company must be properly accounted for on expense reports.

员工有责任在此方面具备良好的判断力。一般来说，员工只有在礼品或款待符合适用的法律、法规和政策、金额不重大且不以接收者的任何行动为对价或预期的情况下，才可以向客户或供应商赠送或接受礼品或款待。代表本公司所支出的所有礼品和款待费用必须在费用报告中正确核算。

The Company mandates employees to submit gifts received to the Company.

公司要求员工向公司提交收到的礼物。

Bribes and kickbacks are criminal acts, strictly prohibited by law. An employee must not offer, give, solicit or receive any form of bribe or kickback anywhere in the world.

贿赂和回扣是犯罪行为，法律严格禁止。员工在世界任何地方均不得提供、给予、索取或接受任何形式的贿赂或回扣。

V.                                    PROTECTION AND USE OF COMPANY ASSETS

公司资产的保护和使用

Employees should protect the Company’s assets and ensure their efficient use for legitimate business purposes only. Theft, carelessness and waste have a direct impact on the Company’s profitability. Any use of the funds or assets of the Company, whether for personal gain or not, for any unlawful or improper purpose is strictly prohibited.

员工应保护公司资产，确保其仅有效用于合法的商业目的。偷窃、粗心和浪费会直接影响到公司的盈利能力。不论是否为个人利益，严禁将公司资金或资产用于任何非法或不正当目的。

To ensure the protection and proper use of the Company’s assets, each employee should:

为确保公司资产的保护和正确使用，每位员工应：

•                  exercise reasonable care to prevent theft, damage or misuse of the Company’s assets;

谨慎行事，防止盗窃、损坏或滥用公司资产；

•                  promptly report any actual or suspected theft, damage or misuse of the Company’s assets;

及时报告公司资产的任何实际或疑似被盗、损坏或滥用；

•                  safeguard all electronic programs, data, communications and written materials from unauthorized access; and

保护所有电子程序、数据、通信和书面材料免受未经授权的访问；以及

•                  use the Company’s assets only for legitimate business purposes.

仅出于合法的商业目的使用公司资产。

Except as approved in advance by the Compliance Officer, the Company prohibits political contributions (directly or through trade associations) by any employee on behalf of the Company. Prohibited political contributions include:

除非经合规官事先批准，否则公司禁止任何员工（直接或通过商业协会）代表公司进行政治捐款。禁止的政治捐款包括：

•                  any contributions of the Company’s funds or other assets for political purposes;

公司资金或其他资产用于政治目的的任何捐款；

•                  encouraging individual employees to make any such contribution; and

鼓励员工个人做出任何此类捐款；以及

•                  reimbursing an employee for any political contribution.

对员工的任何政治捐款进行补偿。

VI.                               INTELLECTUAL PROPERTY AND CONFIDENTIALITY

知识产权与保密

Employees should abide by the Company’s rules and policies in protecting the intellectual property and confidential information, including the following:

员工在保护知识产权和保密信息时应遵守公司的规章制度，包括：

•                  All inventions, creative works, computer software, and technical or trade secrets developed by an employee in the course of performing the employee’s duties or primarily through the use of the Company’s assets or resources while working at the Company shall be the property of the Company.

员工在履行其职责过程中或在公司工作期间主要使用公司资产或资源而开发的所有发明、创意作品、计算机软件以及技术或商业秘密均为公司财产。

•                  Employees should maintain the confidentiality of information entrusted to them by the Company or entities with which the Company has business relations, except when disclosure is authorized or legally mandated. Confidential information includes all non-public information that might be of use to competitors, or harmful to the company or its business associates, if disclosed.

员工应维护公司或与公司有业务关系的实体委托给他们的信息的保密性，但经授权或法定的披露除外。保密信息包括所有一旦披露则可能对竞争对手有用或对公司或其业务伙伴有害的非公开信息。

•                  The Company maintains a strict confidentiality policy. During an employee’s term of employment with the Company, the employee shall comply with any and all written or unwritten rules and policies concerning confidentiality and shall fulfill the duties and responsibilities concerning confidentiality applicable to the employee.

公司坚持严格的保密政策。在员工受雇于公司期间，员工应遵守任何及所有有关保密的书面或不成文的规则和政策，并应履行适用于员工的保密相关职责。

•                  In addition to fulfilling the responsibilities associated with his/her position in the Company, an employee shall not, without obtaining prior approval from the Company, disclose, announce or publish trade secrets or other confidential business information of the Company, nor shall an employee use such confidential information outside the course of his/her duties to the Company.

除履行与其在公司的职务相关的职责外，未经公司事先批准，员工不得泄露、公布或发布公司的商业秘密或其他保密商业信息，也不得在公司的职责范围之外使用此类保密信息。

•                  Even outside the work environment, an employee must maintain vigilance and refrain from disclosing important information regarding the Company or its business, business associates or employees.

即使在工作环境之外，员工也必须保持警惕，避免披露有关公司或其业务、业务伙伴或员工的重要信息。

•                  An employee’s duty of confidentiality with respect to the confidential information of the Company survives the termination of such employee’s employment with the Company for any reason until such time as the Company discloses such information publicly or the information otherwise becomes available in the public sphere through no fault of the employee.

员工对公司保密信息的保密义务在该员工因任何原因终止与公司的雇佣关系后继续有效，直至公司公开披露该等信息，或并非由于员工过错而该信息在公共领域可获得。

•                  Upon termination of employment, or at such time as the Company requests, an employee must return to the Company all of its property without exception, including all forms of medium containing confidential information, and may not retain duplicate materials.

雇佣关系终止后或在公司要求的时间节点，员工必须无一例外将所有公司财产，包括包含保密信息的所有形式的媒介归还公司，不得保留副本材料。

VII.                          ACCURACY OF FINANCIAL REPORTS AND OTHER PUBLIC COMMUNICATIONS

财务报告和其他公开通信的准确性

Upon the Effective Time, the Company will be required to report its financial results and other material information about its business to the public and the SEC. It is the Company’s policy to promptly disclose accurate and complete information regarding its business, financial condition and results of operations. Employees must strictly comply with all applicable standards, laws, regulations and policies for accounting and financial reporting of transactions, estimates and forecasts. Inaccurate, incomplete or untimely reporting will not be tolerated and can severely damage the Company and result in legal liability.

生效时间后，公司将被要求向公众和美国证监会报告其财务业绩和其他有关业务的重要信息。公司的政策是及时披露有关业务、财务状况和经营成果的准确和完整的信息。员工必须严格遵守对交易、预算和预测进行会计和财务报告的所有适用的标准、法律、法规和政策。不准确、不完整或不及时的报告是不可容忍的，可能会严重损害公司并导致法律责任。

Employees should be on guard for, and are required to promptly report, any possibility of inaccurate or incomplete financial reporting. Particular attention should be paid to:

员工应警惕并及时报告任何财务报告不准确或不完整的可能性。应特别注意：

•                  financial results that seem inconsistent with the performance of the underlying business;

与基础业务表现不一致的财务结果；

•                  transactions that do not seem to have an obvious business purpose; and

似乎没有明显商业目的的交易；以及

•                  requests to circumvent ordinary review and approval procedures.

规避常规审查和批准程序的要求。

The Company’s senior financial officers and other employees working in the finance department have a special responsibility to ensure that all of the Company’s financial disclosures are full, fair, accurate, timely and understandable. Any practice or situation that might undermine this objective are required to be reported by these individuals to the Compliance Officer.

公司高级财务人员和其他在财务部门工作的员工有特殊责任确保公司所有财务披露的内容完整、公正、准确、及时和易懂。这些人必须向合规官报告任何可能破坏这一目标的做法或情况。

Employees are prohibited from directly or indirectly taking any action to coerce, manipulate, mislead or fraudulently influence the Company’s independent auditors for the purpose of rendering the financial statements of the Company materially misleading. Prohibited actions include but are not limited to:

禁止员工直接或间接采取任何行动，胁迫、操纵、误导或欺诈性地影响公司的独立审计师，造成公司的财务报表重大误导性。禁止行为包括但不限于：

•                  issuing or reissuing a report on the Company’s financial statements that is not warranted in the circumstances (due to material violations of U.S. GAAP, generally accepted auditing standards or other professional or regulatory standards);

在不必要的情况下（由于严重违反美国公认会计原则、普遍接受的审计标准或其他专业或监管标准）发布或重新发布公司财务报表报告；

•                  not performing audit, review or other procedures required by generally accepted auditing standards or other professional standards;

未执行普遍接受的审计标准或其他专业标准所要求的审计、审查或其他程序；

•                  not withdrawing an issued report when withdrawal is warranted under the circumstances; or

当有必要撤回已发布的报告时，不予撤回；或

•                  not communicating matters required to be communicated to the Company’s Audit Committee.

不向公司审计委员会传达需要传达的事项。

VIII.                     COMPANY RECORDS

公司记录

Accurate and reliable records are crucial to the Company’s business and form the basis of its earnings statements, financial reports and other disclosures to the public. The Company’s records are a source of essential data that guides business decision-making and strategic planning. Company records include, but are not limited to, booking information, payroll, timecards, travel and expense reports, e-mails, accounting and financial data, measurement and performance records, electronic data files and all other records maintained in the ordinary course of business.

准确可靠的记录对公司的业务至关重要，并构成其盈利报表、财务报告和其他公开披露的基础。公司的记录是指导商业决策和战略规划的重要数据来源。公司记录包括但不限于预订信息、工资单、考勤卡、差旅和报销报告、电子邮件、会计和财务数据、测评和业绩记录、电子数据文件以及在正常业务过程中保存的所有其他记录。

All Company records must be complete, accurate and reliable in all material respects. There is never an acceptable reason to make false or misleading entries. Undisclosed or unrecorded funds, payments or receipts are strictly prohibited. An employee is responsible for understanding and complying with the Company’s recordkeeping policy. An employee should contact the Compliance Officer if he/she has any questions regarding the recordkeeping policy.

所有公司记录必须在一切重要方面完整、准确和可靠。不可接受任何理由做虚假或误导性的条目。严禁使用未披露或未记录的资金、款项或收据。员工有责任理解并遵守公司的记录保存政策。如果员工对记录保存政策有任何疑问，应联系合规官。

IX.                              COMPLIANCE WITH LAWS AND REGULATIONS

遵守法律法规

Each employee has an obligation to comply with the laws of the cities, provinces, regions and countries in which the Company operates. This includes, without limitation, laws covering commercial bribery and kickbacks, patent, copyrights, trademarks and trade secrets, information privacy, insider trading, offering or receiving gratuities, employment harassment, environmental protection, occupational health and safety, false or misleading financial information, misuse of corporate assets and foreign currency exchange activities. Employees are expected to understand and comply with all laws, rules and regulations that apply to their positions at the Company. If any doubt exists about whether a course of action is lawful, the employee should seek advice immediately from the Compliance Officer.

每位员工都有义务遵守公司开展运营的城市、省份、地区和国家的法律。这包括但不限于涉及商业贿赂和回扣、专利、版权、商标和商业秘密、信息隐私、内幕交易、提供或收取小费、就业骚扰、环境保护、职业健康和安全、虚假或误导性财务信息、滥用公司资产和外币兑换活动。员工应理解并遵守适用于其在公司职位的所有法律、法规和条例。如果对某一行为是否合法存在任何疑问，员工应立即向合规官寻求建议。

X.                                   DISCRIMINATION AND HARASSMENT

歧视和骚扰

The Company is firmly committed to providing equal opportunity in all aspects of employment and will not tolerate any illegal discrimination or harassment based on race, ethnicity, religion, gender, age, national origin or any other protected class.

公司坚决承诺在各个方面提供平等就业的机会，不会容忍任何基于种族、族裔、宗教、性别、年龄、国籍或任何其他受保护类别的非法歧视或骚扰。

XI.                              FAIR DEALING

公平交易

Each employee should endeavor to deal fairly with the Company’s customers, suppliers, competitors and employees. No employee should take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any other unfair-dealing practice.

每位员工都应努力与公司的客户、供应商、竞争对手和员工公平交易。任何员工不得通过操纵、隐瞒、滥用特权信息、歪曲重要事实或任何其他不正当交易行为来利用任何不公平优势。

XIII.       HEALTH AND SAFETY

健康和安全

The Company strives to provide employees with a safe and healthy work environment. Each employee has responsibility for maintaining a safe and healthy workplace for other employees by following environmental, safety and health rules and practices and reporting accidents, injuries and unsafe equipment, practices or conditions. Violence or threats of violence are not permitted.

公司努力为员工提供安全健康的工作环境。每位员工都有责任遵守环境、安全和健康规则和惯例，并报告事故、伤害和不安全设备、惯例或条件，为其他员工维护安全和健康的工作场所。不允许使用暴力或威胁使用暴力。

Each employee is expected to perform his/her duty to the Company in a safe manner, not under the influence of alcohol, illegal drugs or other controlled substances. The use of illegal drugs or other controlled substances in the workplace is prohibited.

每位员工应以安全的方式履行其对公司的职责，不受酒精、非法药物或其他管制物品的影响。禁止在工作场所使用非法药物或其他管制物品。

XIV.       VIOLATIONS OF THE CODE

违反

All employees have a duty to report any known or suspected violation of this Code, including any violation of laws, rules, regulations or policies that apply to the Company. Reporting a known or suspected violation of this Code by others will not be considered an act of disloyalty, but an action to safeguard the reputation and integrity of the Company and its employees.

所有员工都有义务报告任何已知或涉嫌违反本规范的行为，包括任何违反适用于公司的法律、法规、规章或政策的行为。举报他人已知或涉嫌违反本规范的行为，不视为不忠诚行为，而是维护公司及其员工声誉和诚信的行为。

If an employee knows of or suspects a violation of this Code, it is such employee’s responsibility to immediately report the violation to the Compliance Officer, who will work with the employee to investigate his/her concern. All questions and reports of known or suspected violations of this Code will be treated with sensitivity and discretion. The Compliance Officer and the Company will protect the employee’s confidentiality to the extent possible, consistent with the law and the Company’s need to investigate the employee’s concern.

如果员工知道或怀疑有违反本规范的行为，则该员工有责任立即向合规官报告，合规官将与该员工一起调查他/她的问题。所有已知或怀疑违反本规范的问题和报告将以敏感和谨慎的态度处理。合规官和公司将根据法律和公司调查员工问题的需要，尽可能保护员工机密。

It is the Company’s policy that any employee who violates this Code will be subject to appropriate discipline, including termination of employment, based upon the facts and circumstances of each particular situation. An employee’s conduct, if it does not comply with the law or with this Code, can result in serious consequences for both the employee and the Company.

公司的政策是，任何违反本规范的员工都将受到相应的纪律处分，包括根据每个特定情况的事实和情况终止雇佣关系。如果员工的行为不符合法律或本规范，则可能对员工和公司造成严重后果。

The Company strictly prohibits retaliation against an employee who, in good faith, seeks help or reports known or suspected violations. An employee inflicting reprisal or retaliation against another employee for reporting a known or suspected violation will be subject to disciplinary action, including termination of employment.

公司严格禁止对善意寻求帮助或举报已知或可疑违规行为的员工进行报复。如果员工因举报已知或涉嫌违规行为而对另一名员工进行报复或打击，将受到纪律处分，包括终止雇佣关系。

XV.         WAIVERS OF THE CODE

规范的豁免

Waivers of this Code will be granted on a case-by-case basis and only in extraordinary circumstances. Waivers of this Code may be made only by the Board, or the appropriate committee of the Board, and may be promptly disclosed to the public if so required by applicable laws and regulations and rules of the applicable stock exchange.

本规范的豁免在个案基础上且仅在特殊情况下授予。本规范的豁免只能由董事会或董事会的相应委员会作出，如果适用的法律法规和适用的证券交易所的规则要求，可以及时向公众披露。

XVI.       CONCLUSION

总结

This Code contains general guidelines for conducting the business of the Company consistent with the highest standards of business ethics. If employees have any questions about these guidelines, they should contact the Compliance Officer. The Company expects all employees to adhere to these standards. Each employee is separately responsible for his/her actions. Conduct that violates the law or this Code cannot be justified by claiming that it was ordered by a supervisor or someone in higher management positions. If an employee engages in conduct prohibited by the law or this Code, such employee will be deemed to have acted outside the scope of his/her employment. Such conduct will subject the employee to disciplinary action, including termination of employment.

本规范包含了按照最高商业道德标准开展公司业务的一般准则。如果员工对这些准则有任何疑问，应联系合规官。公司希望所有员工都遵守这些标准。每位员工对其行为负责。不能以上级或更高级别管理人员的命令为理由，违反法律或本规范。如果员工从事法律或本规范禁止的行为，则该员工的行为将被视为在其受雇范围之外的行为。这种行为将使员工受到纪律处分，包括终止雇佣关系。

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